Exhibit 99.1

TELA Bio Announces 510(k) Clearance for LioraTM Monofilament Scaffold for Soft Tissue Reinforcement

MALVERN, PA, October 5, 2026 -- TELA Bio, Inc. (“TELA Bio” or the “Company”), a commercial-stage medical technology company focused on providing innovative soft-tissue reconstruction solutions, today announced that the U.S. Food and Drug Administration has granted 510(k) clearance for the Company's Liora Monofilament Scaffold (“Liora”) product.

Liora is a fully resorbable surgical mesh device for soft tissue reinforcement that will enable TELA Bio to expand its footprint in the soft tissue reconstruction market and is the first implant to be fully developed in the Company’s ISO 8 certified cleanroom in Malvern, PA.

“FDA 510(k) clearance is a significant milestone for TELA Bio as Liora is the first fully resorbable synthetic product in our portfolio to be designed and produced in-house by our team of innovative engineers,” said Heather Getz, CEO of TELA Bio. “The addition of Liora to our portfolio expands the options available to surgeons and patients for their soft tissue reconstruction needs.”

The Company will provide more details on the upcoming third quarter earnings call, expected to be hosted in early November.

About TELA Bio, Inc.

TELA Bio, Inc. (NASDAQ: TELA) is a commercial-stage medical technology company focused on providing innovative technologies that optimize clinical outcomes by prioritizing the preservation and restoration of the patient's own anatomy. The Company is committed to providing surgeons with advanced, economically effective soft-tissue reconstruction solutions that leverage the patient's natural healing response while minimizing long-term exposure to permanent synthetic materials. For more information, visit www.telabio.com.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA Bio's management. Such forward-looking statements include, without limitation, statements relating to the anticipated benefits from the Company’s cost reduction initiatives; and other statements regarding the Company’s future plans, objectives, and financial and operational performance.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements, including, but not limited to statements relating to the anticipated benefits and commercial opportunity arising from the 510(k) clearance of the Liora Monofilament Scaffold; the impact to our business from macroeconomic conditions, including recessionary concerns, banking instability, increasing market interest rates, monetary policy changes, changes in trade policies, including tariffs and trade protection measures, and inflationary pressures, potentially impacting our ability to market our products, including the launch of new products; demand for our products related to changes in volumes or frequency of surgical procedures, including due to outbreak of illness or disease, cybersecurity events impacting hospital operations, potential hospital closures, labor and hospital staffing shortages, supply chain disruptions to critical surgical and hospital supplies, pricing pressures or any other applicable adverse healthcare economic factors; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand; our ability to compete successfully; our ability to successfully reduce our operating expenses through our cost reduction initiatives and to realize the anticipated benefits from such initiatives; that data from earlier studies related to our products and interim data from ongoing studies may not be replicated in later studies or indicative of future data; our ability to enhance our product offerings, including successful launch of new products; our ability to maintain expanded market access; product development and manufacturing problems; capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; and product defects or failures. These risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA Bio assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact
Louisa Smith

ir@telabio.com